UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INTERNATIONAL TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI TAX EXEMPT TRUST

SEI DAILY INCOME TRUST

SEI ASSET ALLOCATION TRUST

NEW COVENANT FUNDS

SEI CATHOLIC VALUES TRUST

SEI EXCHANGE TRADED FUNDS

ADVISER MANAGED TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Valued Shareholder,

Thank you for being an investor. The 2024 special meeting of shareholders of the funds within the SEI Funds complex is coming up on October 16th. If you have not yet cast your important proxy vote, please help us by taking a moment to do so today. Your participation will help us to avoid adjourning the meeting, or the expense of additional follow-up letters or phone calls. Please help us to proceed with the important business of the Fund by casting your vote today so that your shares may be represented at the meeting.

PLEASE HELP US BY CASTING YOUR VOTE TODAY.

Shareholders are being asked to elect Trustees to the Board of Trustees for the included Trusts, in addition to other matters full discussed in the proxy statement that was previously sent to you. That information can be accessed at vote.proxyonline.com/SEI/docs/2024mtg.pdf, or by scanning the QR code below with your mobile phone.

If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-866-751-6311 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time. If we do not hear back from you soon, we may need to follow-up with you again by mail or by phone. Please help us to proceed with the important business of the SEI Funds by voting today.

Sincerely,

Robert A. Nesher
President and Chief Executive Officer

HOW DO I VOTE? We set up four convenient methods for casting your important proxy vote:

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-751-6311. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

© SEI	One Freedom Valley Drive, Oaks, PA 19456